EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of XIOM Corp. (the “Company”) On Form 10-QSB/A-1 for the fiscal period ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (“Report”), I, Andrew B. Mazzone, Chief Executive and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

i. The certifications required by Rule 13a-14(b) (17 CFR 240.13a-14(b)) or Rule 15d-14(b) (17 CFR 240.15d-14(b)) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350).

ii. A certification furnished pursuant to this Item will not be deemed “filed” for purposes of section 18 of the Exchange Act, or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the small business issuer specifically incorporates it by reference.

/s/ Andrew B. Mazzone
Andrew B. Mazzone
Chief Executive Officer and Chief Financial/Accounting Officer
(Principal Executive and Financial Officer)